UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-25380

Date of Report: November 16, 2007

CHINA  HUAREN ORGANIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware

43-1401158

 (State of other jurisdiction of

(IRS Employer

incorporation or organization

Identification No.)

c/o American Union Securities, 100 Wall Street, NY, NY

10005

 (Address of principal executive offices)

(Zip Code)

(212) 232-0120

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On November 16, 2007 China Huaren Organic Products, Inc. (“China Huaren”) and its subsidiary, Jilin Province Huaren Organic Products Co., Ltd. (“Jilin Huaren”) entered into an agreement titled “Agreement Regarding the Collective Responsibilities of the Contractors” (the “Agreement”).  The counterparties to the Agreement were Haizhen Li, Daiwei Zhang, Qinrao Shi, Xiufang Zhang and Shouyu Lian (the “Managers”).  The Agreement provided that:

•

Haizhen Li will be appointed as Chief Executive Officer of Jilin Huaren for the term of the Agreement.

•

The Managers will be responsible for the management of Jilin Huaren, subject to the right of the Board of Directors of China Huaren to terminate the Agreement in the event of a breach.

•

In compensation for their services, the Managers will be paid an amount equal to the net after-tax earnings of Jilin Huaren less the amount of annual net after-tax earnings shown below in Renminbi (“RMB”).  Currently, the exchange rate for RMB to U.S. Dollars is approximately 7.5.

2007 (8/1/07 – 12/31/07)

  3,000,000

2008

14,000,000

2009

25,000,000

2010

49,000,000

2011

84,000,000

•

China Huaren will adopt a stock option plan authorizing the China Huaren Board of Directors to issue five million shares of China Huaren common stock.  At the request of the Managers, the Board will issue up to one million shares or options for shares to the Managers or their assigns.  Also at the request of the Managers, the Board will issue up to four million shares or options for shares to individuals who are acting as sales representatives for Jilin Huaren.

•

The Managers will not be permitted to sell more than 200,000 China Huaren shares in any 12 month period.

•

The Managers will indemnify Jilin Huaren against any liabilities it incurs during the terms of the Agreement that are not satisfied from revenues.

•

The China Huaren Board of Directors may terminate the Agreement for cause if the net after-tax earnings of Jilin Huaren for the period from August 1, 2007 to July 31, 2008 do not equal or exceed 12,350,000 RMB (i.e. approximately $1,650,000).  If the Agreement is terminated for cause, the Managers shall return any China Huaren shares they have received.

•

Unless terminated for cause or due to a breach, the Agreement will terminate on December 31, 2011.

Item 9.01

Financial Statements and Exhibits

Exhibits

10-a.

Agreement Regarding the Collective Responsibilities of the Contractors dated November 2007 among China Huaren Organic Products, Inc., Jilin Province Huaren Organic Products Co., Ltd., Haizhen Li, Daiwei Zhang, Qinrao Shi, Xiufang Zhang and Shouyu Lian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Huaren Organic Products, Inc.

Dated:  November 21, 2007

By:/s/ _Fang Jinzhong_____________________

       Fang Jinzhong, Chief Executive Officer

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